Calculation of Filing Fee Tables
S-8
Torrid Holdings Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.01 per share	Other	8,276,081	$ 1.705	$ 14,110,718.11	0.0001381	$ 1,948.69
Total Offering Amounts:						$ 14,110,718.11		$ 1,948.69
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 1,948.69
Offering Note
[1]	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of common stock of Torrid Holdings Inc. (the "Registrant") that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant's common stock. The 8,276,081 shares of the common stock of the Registrant (the "Additional Shares") being registered pursuant to this Registration Statement represent additional shares not previously registered that were automatically added to the shares reserved for issuance pursuant to the Torrid Holdings Inc. 2021 Long-Term Incentive Plan (the "LTIP") on January 1 of each calendar since 2021, pursuant to the "evergreen" provision of the LTIP. Estimated pursuant to Rules 457(c) and (h) of the Securities Act, solely for the purpose of calculating the registration fee for the additional shares reserved under the LTIP, on the basis of the average of the high and low prices of the Registrant's common stock as reported on the New York Stock Exchange on March 26, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources